EXHIBIT 32.1

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher Glover, Chief Executive Officer of Auto Data Network, Inc. (the Company) and Lee Cole, Chief Financial Officer of the Company, do each certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The quarterly report on Form 10-QSB/A of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Christopher Glover
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Christopher Glover
Chief Executive Officer
December 8, 2004


/s/ Lee Cole
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Lee Cole
Chief Financial Officer
December 8, 2004